Exhibit 5.1


December 20, 1994



ICN Pharmaceuticals, Inc.
3300 Hyland Avenue
Costa Mesa, California 92626

Re:     Registration Statement on Form S-8, Registration No. 33-(     )
        Registering up to 8,447,691 Shares of Common Stock, par value $.01 per share, of ICN Pharmaceuticals, Inc. (the "Registration Statement")

Ladies and Gentlemen:

        I am Assistant General Counsel for ICN Pharmaceuticals, Inc., a Delaware corporation formerly known as ICN Merger Corp. (the "Registrant"), and have been involved with the registration under the Securities Act of 1933, as amended (the "Act"), by the Registrant of an aggregate of up to 8,447,691 shares of the common stock, par value $.01 per share, of the Company (the "Common Stock"). The Common Stock is being offered to employees of the Registrant and of ICN Biomedicals, Inc., a Delaware corporation and wholly owned subsidiary of the Registrant ("Biomedicals"), in connection with the exercise by such employees of stock options granted to them pursuant to the following employee stock option plans:

      ICN BIOMEDICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
           ICN BIOMEDICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
         ICN BIOMEDICALS, INC. 1983 EMPLOYEE INCENTIVE STOCK OPTION PLAN
           ICN BIOMEDICALS, INC. 1983 NON-QUALIFIED STOCK OPTION PLAN
           ICN BIOMEDICALS, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN
       ICN PHARMACEUTICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
         ICN PHARMACEUTICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
       ICN PHARMACEUTICALS, INC. 1981 EMPLOYEE INCENTIVE STOCK OPTION PLAN
         ICN PHARMACEUTICALS, INC. 1981 NON-QUALIFIED STOCK OPTION PLAN
         SPI PHARMACEUTICALS, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
       SPI PHARMACEUTICALS, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
         SPI PHARMACEUTICALS, INC. 1982 NON-QUALIFIED STOCK OPTION PLAN
       SPI PHARMACEUTICALS, INC. 1982 EMPLOYEE INCENTIVE STOCK OPTION PLAN
         SPI PHARMACEUTICALS, INC. 1988 NON-QUALIFIED STOCK OPTION PLAN
             VIRATEK, INC. 1992 EMPLOYEE INCENTIVE STOCK OPTION PLAN
               VIRATEK, INC. 1992 NON-QUALIFIED STOCK OPTION PLAN
             VIRATEK, INC. 1981 EMPLOYEE INCENTIVE STOCK OPTION PLAN
           VIRATEK, INC. 1981 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
           VIRATEK, INC. 1986 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN
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ICN Pharmaceuticals, Inc.
December 20, 1994
Page - 2




(collectively, the "Predecessor Plans"). On November 10, 1994, the Registrant participated in a merger, pursuant to which the Registrant assumed all of the Predecessor Plans and all shares of common stock issuable upon the exercise of options granted under the Predecessor Plans were converted into shares of Common Stock. The Common Stock is also being offered to employees of the Registrant and Biomedicals in connection with the exercise by such employees of options granted to them under the Registrants 1994 Stock Option Plan.

        In connection with the offering of the Common Stock, I have examined originals or copies submitted to me that I have assumed are genuine, accurate, and complete, of all such corporate records of the Registrant, agreements and other instruments, certificates of public officials, officers, and representatives of the Registrant, and other documents I have deemed I necessary or appropriate to require as the basis for the opinion hereinafter expressed.

        Based and relying solely upon the foregoing, it is my opinion that when the 8,447,691 shares of the Common Stock, or any portion thereof, are issued as described in the Registration Statement, such shares will be validly issued, fully paid, and nonassessable.

        This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to me under the caption Interests of Named Experts in the Registration Statement. In giving this consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,


/s/ M'Liss Jones Kane

M'Liss Jones Kane
Vice President - Legal and
Assistant General Counsel